Exhibit 99.1

[NEW CENTURY BANK LOGO]

NEWS RELEASE For more information, contact: Lisa F. Campbell, Senior Vice President and CFO or Brenda Bonner at: lisac@newcenturybanknc.com brendabon@newcenturybanknc.com 910-892-7080	November 20, 2003

NEW CENTURY BANK NUMBER ONE IN

MARKETSHARE IN DUNN, NC

Recent FDIC data shows New Century with market share of more than 29% in Dunn.

Dunn, NC. . . The Federal Deposit Insurance Corporation (FDIC) recently released its annual market share data as reported on June 30, 2003. The information showed that New Century Bank, after only a little more than three years in operation, had attained the highest ranking in market share at 29%, of any bank in Dunn, NC, where the Bank’s headquarters is located.

“We are all pleased with these results,” said John Q. Shaw, President and CEO for New Century Bank. “To have reached this point—number one in market share in Dunn—in just a little more than three years was something we could not have imagined. We believe that we offer the best in banking services to the Dunn community. These results say there are a lot of folks in Dunn who feel the same way. All we can say is ‘thank you.’”

New Century Bank, a subsidiary of New Century Bancorp, is a community bank headquartered in Dunn, NC, with offices in Clinton, NC; Dunn, NC; and Fayetteville, NC. The Bank currently serves Harnett, Johnston, Sampson and Cumberland counties, and has announced plans to open an office in Goldsboro, NC prior to year-end.

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Stock Symbol: NCBC – OTC Electronic Bulletin Board www.newcenturybanknc.com

This news release may contain forward-looking statements that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our operations. When we use any of the words “believes,” “expects,” “anticipates,” or similar expressions, we are making forward-looking statements. Many possible events or factors could affect the future financial results and performance of the combined company. This could cause results or performance to differ materially from those expressed in our forward-looking statements.